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                                                                    Exhibit 20.1


                          FNBC Credit Card Master Trust
                       Excess Spread Analysis - June 2002

-------------------------------------------------------------
Series                                            1997-1
Deal Size                                        $300 MM
Expected Maturity                                08/15/02
-------------------------------------------------------------

Yield                                               28.50%
Less Coupon                                         16.23%
     Servicing Fee                                   1.14%
     Gross Credit Losses                             4.47%
Excess Spread:
     June-02                                         6.66%
     May-02                                          6.35%
     April-02                                        5.40%
Three month Average Excess Spread                    6.14%


Delinquencies:
     30 to 59 Days                                   1.18%
     60 to 89 Days                                   0.69%
     90 + Days                                       1.11%
     Total                                           2.98%

Payment Rate:                                       12.93%